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                                                                 EXHIBIT 99.5(D)


                             SUBADVISORY AGREEMENT



  SUBADVISORY AGREEMENT, made this ____ day of _________, 1996, by and between Mutual of America Capital Management Corporation, a Delaware corporation (the "Adviser"), and Palley-Needelman Asset Management, Inc., a California corporation (the "Subadviser").

                              W I T N E S S E T H

  WHEREAS, Mutual of America Institutional Funds, Inc. (the "Investment Company") intends to engage in business as a diversified open-end management investment company and is registering as such under the Investment Company Act of 1940 (the "Investment Company Act"); and

  WHEREAS, the Investment Company is comprised of two separate Funds, one of which is designated, and is hereinafter referred to, as the "All America Fund"; and

  WHEREAS, the Adviser renders advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

  WHEREAS, the Investment Company entered into an investment advisory agreement dated __________, 1996 (the "Investment Advisory Agreement") with Mutual of America Capital Management Corporation (the "Adviser"); and

  WHEREAS, the Adviser renders investment advisory and supervisory services and corporate administration services to the Investment Company, on the terms and conditions set forth in the Investment Advisory Agreement; and

  WHEREAS, the Subadviser renders advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

  WHEREAS, the Adviser desires to retain the Subadviser to render investment advisory and corporate administration services to the Adviser in connection with the Adviser's responsibilities to the All America Fund with respect to such assets of the All America Fund as shall be allocated to the Subadviser (the "Allocated Assets") in the manner and on the terms hereinafter set forth.

  NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Adviser and the Subadviser agree as follows:

  1. General. For the period and on the terms set forth in this Agreement, the
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Subadviser shall manage the investment and reinvestment of the Allocated Assets of the All America Fund. The Subadviser agrees during such period, at its own expense and subject to the supervision of the Adviser and the Board of Directors of the Investment Company, to render the investment
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advisory services and assume the obligations herein set forth, for the compensation provided by this Agreement.

  2. Investment Management Services. In carrying out its obligations to manage
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the investment and reinvestment of the Allocated Assets of the All America Fund,
the Subadviser shall as appropriate and consistent with the limitations set forth in Paragraph 4 hereof:

  (a) perform research and obtain and evaluate pertinent economic, statistical and financial data relevant to the investment policies of the All America Fund as set forth in the then effective registration statement for the Investment Company, as amended from time to time, filed with the Securities and Exchange Commission (the "Registration Statement");

  (b) consult with the Adviser and the Board of Directors of the Investment Company and furnish to the Adviser and the Board of Directors of the Investment Company recommendations with respect to an overall investment plan for the Allocated Assets of the All America Fund for approval, modification or rejection by the Adviser or the Board of Directors of the Investment Company;

  (c) seek out, present and recommend specific investment opportunities, consistent with any overall investment plans approved by the Adviser and the Board of Directors of the Investment Company;

  (d) take such steps as are necessary to implement any overall investment plans approved by the Adviser and the Board of Directors of the Investment Company, including making and carrying out decisions to acquire or dispose of permissible investments, management of investments and any other property constituting the Allocated Assets of the All America Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

  (e) regularly report to the Adviser and the Board of Directors of the Investment Company with respect to the implementation of any approved overall investment plans and any other activities in connection with the management of the Allocated Assets of the All America Fund;

  (f) maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for the All America Fund; and

  (g) provide all the office space, facilities, equipment, material and personnel necessary to fulfill its obligations under this Agreement.

  3.  Supplemental Information. If, in the judgment of the Subadviser, the
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Allocated Assets of the All America Fund would be benefited by supplemental investment research from other persons or entities, outside the context of a specific brokerage transaction, the Subadviser is authorized to obtain and pay a reasonable flat fee for such information. Supplemental investment research shall be limited to statistical and other factual information, advice regarding economic factors and trends and advice as to occasional transactions in specific securities, and shall not

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involve general advice or recommendations regarding the purchase or sale of securities. The expenses of the Subadviser may not necessarily be reduced as a result of receipt of such supplemental information.

  4.  Limitations on Management Services. The Subadviser shall render investment
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advisory services with respect to the Allocated Assets of the All America Fund and effect all purchases and sales of investments for the Allocated Assets of the All America Fund in a manner consistent with:

  (a) the investment objectives, policies and restrictions for the All America Fund as stated in the Registration Statement;

  (b) the Rules and Regulations of the Investment Company; and

  (c) the provisions of the Investment Company Act.

  Any investment program undertaken by the Subadviser pursuant to this Agreement shall at all times be subject to any directives of the Adviser and the Board of Directors of the Investment Company or any duly constituted committee thereof acting pursuant to like authority.

  5.  Brokerage and Research Services. The Subadviser shall, with respect to the
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Allocated Assets of the All America Fund, subject to the supervision of the
Adviser and the Board of Directors of the Investment Company, arrange for the placement of orders for the All America Fund, either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made or with any other broker or dealer selected by the Subadviser, subject to the following limitations.

  The Subadviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities constituting the Allocated Assets of the All America Fund and will use its best efforts to obtain the most favorable net results, taking into account all appropriate factors, including price, dealer spread or commission, if any, size of the transaction and difficulty of execution. However, in addition to seeking the best price and execution, the Subadviser may also take into consideration research and statistical information and wire and other quotation services provided to the Subadviser. In any event, the Subadviser shall select only brokers whose commissions it believes are reasonable. The Subadviser will periodically evaluate the statistical data, research and other investment services provided by brokers and dealers to it. Such services may be used by the Subadviser in connection with the performance of its obligations under this Agreement or in connection with other advisory activities or investment operations.

  6.  Compensation. As compensation for its investment advisory services to the
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Adviser, the Subadviser shall receive an amount calculated daily at the annual rate of .30% of the value of the net assets constituting the Allocated Assets of the All America Fund.

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  7.  Expenses. The Subadviser shall be responsible for all expenses incurred in
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performing the investment advisory services herein set forth, including costs of compensating and furnishing office space for officers and employees of the Subadviser connected with investment and economic research, trading and investment management for the All America Fund. All brokers' commissions, transfer taxes and other fees relating to purchases and sales of investments for the All America Fund shall be paid out of assets of the All America Fund.

  8.  Services Not Exclusive. The services rendered by the Subadviser pursuant
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to this Agreement are not to be deemed exclusive, and the Subadviser may render similar services to other entities so long as its services under this Agreement are not impaired or interfered with.

  It is understood that the Subadviser or its affiliates may use any investment research obtained for the benefit of the All America Fund in providing investment advice to its other investment advisory accounts or for use in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the All America Fund or other entities advised by the Subadviser may be considered by and may be useful to the Subadviser in carrying out its obligations to the All America Fund.

  When the Subadviser deems the purchase or sale of a security to be in the best interests of the All America Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations but will not be obligated to, aggregate the securities to be sold or purchased for the All America Fund with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the All America Fund and to such other accounts or companies. The Investment Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the All America Fund.

  9.  Term of Agreement. This Agreement will continue from year to year but only
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so long as such continuance is specifically approved at least annually either
(i) by the Board of Directors of the Investment Company or (ii) by a vote of a majority of the outstanding voting securities of the All America Fund, provided that in either event such continuance will also be approved by the vote of a majority of the directors who are not interested persons (as defined in the Investment Company Act) of the Investment Company, the Adviser, or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the Adviser and the Board of Directors of the Investment Company shall request and evaluate, and the Subadviser shall furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement. This Agreement:

  (a) shall not be terminated by the Subadviser without the prior approval of a new subadvisory agreement with respect to the Allocated Assets of the All America Fund by vote of a majority of the outstanding shares of the All America Fund;

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  (b) shall be subject to termination, without the payment of any penalty, by the Adviser or the Board of Directors of the Investment Company, or by vote of a majority of the outstanding shares of the All America Fund, in each case on sixty days' written notice to the Subadviser;

  (c) shall not be amended without specific approval of such amendment by the Adviser and (i) the Board of Directors of the Investment Company, or by the vote of a majority of the outstanding shares of the All America Fund, and (ii) a majority of those members of the Board of Directors of the Investment Company who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval; and

  (d) shall automatically terminate upon assignment by either party.

  10. Recordkeeping. The Subadviser agrees that all accounts and records that it
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maintains for the Investment Company shall be the property of the Investment
Company and that it will surrender promptly to the designated officers of the Investment Company any or all such accounts and records upon request. The Subadviser further agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission all such records and accounts as are required to be maintained pursuant to said rules. The Subadviser also agrees that it will maintain all records and accounts regarding the investment activities with respect to the Allocated Assets of the All America Fund in a confidential manner. All such accounts or records shall be made available, within five (5) business days of a written request, to the Investment Company's accountants or auditors during regular business hours at the Subadviser's offices. In addition, the Subadviser will provide any materials as are required to be maintained pursuant to said rules. The Subadviser also agrees that it will maintain all records and accounts reasonably related to the investment advisory services provided hereunder, as may reasonably be requested in writing by the Adviser or the members of the Board of Directors of the Investment Company or as may be required by any governmental agency having jurisdiction over the Adviser, the Subadviser, or the Investment Company.

  11. Interested and Affiliated Persons. It is understood that members,
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officers, employees or agents of the Investment Company or the Adviser may also be interested in the Subadviser as directors, officers, employees, agents or otherwise.

  12. Liability of the Subadviser. In the absence of willful misfeasance, bad
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faith, gross negligence or reckless disregard of obligations or duties on the part of the Subadviser (or its officers, directors, agents, employees, controlling persons, and any other person or entity affiliated with the Subadviser or retained by it to perform or assist in the performance of its obligations under this Agreement), neither the Subadviser nor any of its officers, directors, employees or agents shall be subject to liability to the Investment Company or any shareholder of the Investment Company for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law, or for any loss suffered by the Investment Company or any shareholder of the Investment Company in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

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  13. Governing Law.  This Agreement is subject to the provisions of the
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Investment Company Act, as amended, and the rules and regulations of the
Securities and Exchange Commission thereunder, including such exemptions therefrom as the Securities and Exchange Commission may grant. Words and phrases used herein shall be interpreted in accordance with that Act and those rules and regulations, and such exemptions. Without limiting the generality of the foregoing, (a) the term "assigned" shall not include any transaction exempted from Section 15(a)(4) of the Investment Company Act by an order of the Securities and Exchange Commission, and (b) as used with respect to the Investment Company or the All America Fund, the term "majority of the outstanding shares" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented, or
(ii) more than 50% of the outstanding shares.

  14. Miscellaneous. The Subadviser shall submit to all regulatory and
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administrative bodies having jurisdiction over the operations of the Adviser, the Subadviser or the Investment Company, present or future, any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the Adviser or the Board of Directors of the Investment Company or as may be required by any governmental agency having jurisdiction.

  IN WITNESS WHEREOF, the parties hereto have caused this Subadvisory Agreement to be duly executed as of the day and year first above written.


                         MUTUAL OF AMERICA CAPITAL
                         MANAGEMENT CORPORATION


                         By:______________________________
                            Name:
                            Title:


                         PALLEY-NEEDELMAN ASSET MANAGEMENT, INC.


                         By:_______________________________
                            Name:
                            Title:

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